As filed with the Securities and Exchange Commission on October 22, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2008

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing Obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                          Termination of a Material Definitive Agreement.

The information set forth below under Item 5.02. is incorporated by reference into this Item 1.02.

Item 2.05.                          Costs Associated with Exit or Disposal Activities.

On October 16, 2008, B&G Foods began implementing a reduction in workforce that will reduce our workforce by approximately 7.5%.  On a pre-tax basis, we expect that the reduction in workforce will save our company an estimated $3.7 million on an annualized basis.  We expect to record severance and termination charges of approximately $0.8 million in the fourth quarter of 2008.  Substantially all of these charges will result in cash payments.  These payments will be made during the remainder of 2008 and in 2009.  A copy of the press release we issued to announce the foregoing is attached hereto as Exhibit 99.1.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2008, Albert J. Soricelli, our Executive Vice President of Marketing and Strategic Planning, resigned from our company.  Mr. Soricelli was employed under an employment agreement.  The resignation will be treated as a termination of the employment agreement by our company without cause, which will entitle Mr. Soricelli to certain salary continuation and other severance benefits set forth in the employment agreement, a copy of which is filed herewith as Exhibits 10.1 and 10.2.  Mr. Soricelli’s salary continuation and other severance benefits are included within the severance and termination charges described in Item 2.05 above.

Vanessa E. Maskal, currently our Executive Vice President of Sales, will assume Mr. Soricelli’s marketing responsibilities and her new title will be Executive Vice President of Sales and Marketing.

A copy of the press release we issued to announce the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Employment Agreement by and between Albert J. Soricelli and B&G Foods, Inc. (Filed as Exhibit 10.17 to Amendment No. 2 to Registration Statement on Form S-1 (file no. 333-112680) filed on May 3, 2004, and incorporated herein by reference)

10.2

First Amendment, dated October 13, 2004, to the Employment Agreement by and between Albert J. Soricelli and B&G Foods, Inc. (Filed as Exhibit 10.7 to B&G Foods’ Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)

99.1	Press Release dated October 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 22, 2008	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer